Exhibit 10.21
FORM OF
DR PEPPER SNAPPLE GROUP, INC.
EMPLOYEE STOCK PURCHASE PLAN
Section 1
PURPOSE
          The purpose of the Dr Pepper Snapple Group, Inc. Employee Stock Purchase Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to acquire a proprietary interest in the Company’s long-term performance and success through the purchase of shares of Common Stock at a price that may be less than the Fair Market Value of the stock on the date of purchase from funds accumulated through payroll deductions.
Section 2
BACKGROUND
          The Plan is intended to qualify as an “employee stock purchase plan” under Code Section 423. The Plan will, accordingly, be construed so as to extend and limit participation in a manner within the requirements of that Code section. The terms of the Plan as contained in this document will apply with respect to Purchase Periods beginning on and after the Effective Date.
Section 3
DEFINITIONS
     As used in the Plan, the following terms, when capitalized, have the following meanings:
     “Board” means the Board of Directors of the Company.
     “Business Day” means a day that the New York Stock Exchange, or such other principal exchange on which the Common Stock is traded, is open for trading.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the committee described in Section 11.
     “Common Stock” means the common stock, par value $.01 per share, of the Company, or any stock into which that common stock may be converted, reclassified or exchanged.
     “Company” means Dr Pepper Snapple Group, Inc., a Delaware corporation, and any successor entity.
     “Compensation” means (a) for salaried Employees, the regular base salary or wages, and commissions, paid by the Company or a Designated Subsidiary for services performed by such Employees which are computed on a weekly, biweekly, monthly, annual or other comparable basis, before any payroll deductions for taxes or any other purposes; and (b) for hourly Employees, wages paid by the Company or a Designated

Subsidiary for services performed by such Employees which are computed on a biweekly or other comparable basis, before any payroll deductions for taxes or any other purposes. However, in the case of both (a) and (b) above, Compensation shall not include overtime, shift premium, bonuses and other special payments, incentive payments, pension, severance pay, foreign service premiums or other foreign assignment uplifts or any other extraordinary compensation, nor Company or Designated Subsidiary contributions to a retirement plan or any other deferred compensation or employee benefit plan or program of the Company or any Designated Subsidiary.
     “Contributions” means all amounts contributed by a Participant to the Plan in accordance with Section 6.
     “Designated Subsidiary” means a Subsidiary that has been designated by the Board or the Committee as eligible to participate in the Plan as to its eligible Employees.
“Effective Date” means [    ], 2008.
     “Employee” means any person who performs services as an employee for, and who is classified as an employee on the payroll records of, the Company or a Designated Subsidiary.
     “Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sales reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, but is traded on an over the counter market, the mean between the closing bid and asked price on that date, or, if there are no such prices available for such date, on the last preceding date on which such prices shall be available, as reported by the National Quotation Bureau Incorporated, or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for such purpose.
“Offering Date” means the first Business Day of each Purchase Period.
“Participant” means a participant in the Plan as described in Section 5.
“Payroll Deduction Account” means the bookkeeping account established for a Participant in accordance with Section 6.
     “Plan” means the Dr Pepper Snapple Group, Inc. Employee Stock Purchase Plan, as set forth herein, and as amended and restated from time to time.
“Purchase Date” means the last Business Day of each Purchase Period or such other date as required by administrative operational requirements.

     “Purchase Period” means a period of twelve months commencing on January 1 of each calendar year and ending on the following December 31, or such other period as determined by the Committee; provided that in no event may a Purchase Period exceed 27 months. The initial Purchase Period following the Effective Date may be a short Purchase Period beginning on the date selected by the Committee (but no earlier than the date of effectiveness of the initial registration statement on Form S-8 filed by the Company with respect to the Plan), and ending on a date selected by the Committee.
     “Purchase Price” means an amount equal to 85% to 100% of the Fair Market Value of a Share on one of the following dates: (i) the Offering Date, (ii) the Purchase Date or (iii) the lower of the Offering Date or the Purchase Date, as the Committee in its sole discretion shall determine and communicate to the Participants.
     “Share” means a share of Common Stock, as adjusted in accordance with Section 13.
     “Subsidiary” means each corporation in an unbroken chain of corporations beginning or ending with the Company if, on or after the Effective Date, each of the corporations other than the last corporation in the chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
Section 4
ELIGIBILITY
     (a) Eligible Employees. Any person who is an Employee as of an Offering Date in a given Purchase Period will be eligible to participate in the Plan for that Purchase Period, subject to the requirements of Section 5 and the limitations imposed by Code Section 423(b). Notwithstanding the foregoing, the Committee may, on a prospective basis, (i) exclude from participation in the Plan any or all Employees whose customary employment is 20 hours per week or less or is not for more than five months in a calendar year, and (ii) impose an eligibility service requirement of up to two years of employment. The Committee may also determine that a designated group of highly compensated employees (within the meaning of Code Section 414(q)) are ineligible to participate in the Plan.
     (b) Five Percent Shareholders. Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) owns an amount of capital stock of the Company and/or holds outstanding options to purchase stock which equals or exceeds five percent (5%) of the total combined voting power or value of all classes of stock of the Company or a Designated Subsidiary.
Section 5
PARTICIPATION
          An Employee may elect to become a Participant in the Plan by completing such enrollment documents as are provided by the Committee or its designee, including where applicable a payroll deduction authorization form, and submitting them to the Committee or its designee in accordance with the administrative requirements and any limitations established by the Committee. The enrollment documents will set forth the amount of the Participant’s Contributions, which may be established as a percentage of the Participant’s Compensation or a specific dollar amount; provided, however, in no event shall a Participant’s Contributions exceed an amount of compensation which would give the Participant the right to purchase a number of shares at an annual rate which exceeds the accrual limit specified in Code Section 423(b)(8) for a calendar year. Contributions to the Plan may be also subject to such other limits designated by the Committee, including any minimum Contribution amount or percentage.
          The Plan is a discretionary plan. Participation by any Employee is purely voluntary. Participation in the Plan with respect to any Purchase Period shall not entitle any Participant to participate with respect to any other Purchase Period.
Section 6
CONTRIBUTIONS
     (a) Payroll Deductions. A Participant’s Contributions with respect to a Purchase Period will begin on the first payroll paid with respect to such Purchase Period and will end on the last payroll paid on or before the Purchase Date of said Purchase Period, unless the Participant elects to withdraw from the Plan as provided in Section 9. A Participant’s enrollment documents will not remain in effect for successive Purchase Periods unless the Committee otherwise provides.
     (b) Payroll Deduction Account. For each payroll for which the Participant has elected to make Contributions to the Plan by means of payroll deduction or otherwise (as approved by the Committee), the Committee will credit the amount of each Participant’s Contributions to the Participant’s Payroll Deduction Account. A Participant may not make any additional payments to the Participant’s Payroll Deduction Account, except as expressly provided in the Plan or as authorized by the Committee.
     (c) No Interest. No interest or other earnings will accrue on a Participant’s Contributions to the Plan or be payable to a Participant upon any payment to or withdrawal by such Participant of funds from such Participant’s Payroll Deduction Account.
     (d) Non-U.S. Contributions. In countries where payroll deductions are not permissible or feasible, the Committee may, in its sole discretion, permit an Employee to participate in the Plan by alternative means. Except as otherwise specified by the Committee, Contributions (including payroll deductions) made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local currency and converted to U.S. dollars as of the Purchase Date.
Section 7
STOCK PURCHASES
     (a) Automatic Purchase. Effective as of the close of business on each Purchase Date, but subject to the limitations of Section 8, each Participant will be deemed, without further action, to have automatically purchased the number of whole Shares that the Participant’s Payroll Deduction Account balance can purchase at the Purchase Price specified by the Committee as applicable for that Purchase Period on that Purchase Date and such Shares will be considered to be issued and outstanding. Except as otherwise specified by the Committee, any amounts that are not sufficient to purchase a whole Share will be returned to each Participant following the Purchase Period.
     (b) Delivery of Shares. Purchased Shares shall be credited in book entry form as soon as practicable after each Purchase Date to an account administered by a designated custodian, bank or financial institution. The Committee may require that Shares be retained by the account administrator for a specified period of time and may restrict dispositions during that period, and the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares or to restrict transfer of the Shares. A Participant shall not be permitted to pledge, transfer, or sell Shares until they are issued in book entry, except as otherwise permitted by the Committee and subject to the Company’s policies regarding securities trading.
     (c) Notice Restrictions. The Committee may require, as a condition of participation in the Plan, that each Participant agree to notify the Company if the Participant sells or otherwise disposes of any Shares within two years of the Offering Date or one year of the Purchase Date for the Purchase Period in which the Shares were purchased.
     (d) Shareholder Rights. A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant’s behalf under the Plan.
Section 8
LIMITATION ON PURCHASES
     (a) Limitations on Aggregate Shares Available During a Purchase Period. With respect to each Purchase Period, the Committee, at its discretion, may specify the maximum number of Shares that may be purchased or such other limitations that it may deem appropriate, subject to the aggregate number of Shares authorized under Section 12 of this Plan. If the number of Shares to be purchased on a Purchase Date exceeds the number of Shares available for purchase under the Plan, the Shares purchased on such Purchase Date shall be reduced to an amount determined by the Committee not to exceed the number of Shares so available for purchase and shall be allocated by the Committee pro rata among the Participants in the Purchase Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of Shares under the Plan shall be refunded to the Participants after the end of the Purchase Period, without interest.
     (b) Limitations on Participant Purchases. Participant purchases are subject to the following limitations:
     (1) Purchase Period Limitation. Subject to the calendar year limits provided in (2) below, the maximum number of Shares that a Participant will have the right to purchase in any Purchase Period will be determined by dividing (i) the accrual limit specified in Code Section 423(b)(8) by (ii) the Fair Market Value of one Share on the Offering Date for such Purchase Period.
     (2) Calendar Year Limitation. No right to purchase Shares under the Plan will be granted to an Employee if such right, when combined with all other rights and options granted under all of the Code Section 423 employee stock purchase plans of the Company, its Subsidiaries or any parent corporation (within the meaning of Code Section 424(e)), would permit the Employee to purchase Shares with a Fair Market Value (determined at the time the right or option is granted) in excess of the accrual limit specified in Code Section 423(b)(8) for each calendar year in which the right or option is outstanding at any time, determined in accordance with Code Section 423(b)(8).
     (c) Refunds. As of the first Purchase Date on which this Section 8 limits a Participant’s ability to purchase Shares, the Participant’s payroll deductions will terminate, and the unused balance will be returned to such Participant without interest.
Section 9
WITHDRAWAL FROM PARTICIPATION
          Subject to the Company’s policies regarding securities trading, a Participant may cease participation in a Purchase Period at any time prior to the Purchase Date and withdraw all, but not less than all, of the Contributions credited to the Participant’s Payroll Deduction Account by providing at least 15 days’ prior written notice in the form and manner prescribed by the Committee. Partial cash withdrawals shall not be permitted. If a Participant elects to withdraw, the Participant may not make any further Contributions to the Plan for the purchase of Shares during that Purchase Period. A Participant’s voluntary withdrawal during a Purchase Period will not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Purchase Period.
Section 10
EMPLOYMENT TERMINATION
     (a) In General. If a Participant’s employment with the Company or a Designated Subsidiary terminates for any reason, the Participant will cease to participate in the Plan and the Company or its designee will refund the balance in the Participant’s Payroll Deduction Account without interest.
     (b) Leaves of Absence. The Committee may establish administrative policies regarding a Participant’s rights to continue to participate in the Plan in the event of such Participant’s leave of absence.
Section 11
PLAN ADMINISTRATION AND AMENDMENTS
          The Plan will be administered by the Committee, which will be appointed by the Board. The Committee will initially be the Compensation Committee of the Board unless and until the Board appoints another committee to administer the Plan; provided, however, that such committee shall satisfy the independence requirements under Section 16 of the Securities Exchange Act of 1934, as amended, and as prescribed by any stock exchange on which the Common Stock is listed.
          Subject to the express provisions of the Plan, the Committee will have the discretionary authority to interpret the Plan and to make factual and legal determinations; to take any actions necessary to implement the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable in administering the Plan. All such determinations will be final and binding upon all persons. The Committee may request advice or assistance or employ or designate such other persons as are necessary or appropriate for proper administration of the Plan.
          To the fullest extent permitted by law, the Company shall indemnify and hold harmless any member of the Board or any Committee and other individuals performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under applicable laws with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.
Section 12
RESERVED SHARES
          Subject to adjustments as provided in Section 13, the maximum number of Shares available for purchase under the Plan on or after the Effective Date is [      ] Shares. Shares issued under the Plan may be Shares of original issuance, Shares held in treasury, or Shares that have been reacquired by the Company.
Section 13
CAPITAL CHANGES
     (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the right to purchase Shares covered by a current Purchase Period and the number of Shares which have been authorized for issuance under the Plan for any future Purchase Period, the maximum number of Shares each Participant may purchase each Purchase Period (pursuant to Section 8), as well as the price per Share and the number of Shares covered by each right under the Plan which have not yet been purchased shall be proportionately adjusted, as determined by the Committee, for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company. Except as expressly provided in the immediately preceding sentence and unless otherwise determined by the Committee, no issuance by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares hereunder.

     (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Purchase Period then in progress shall be shortened by the Committee’s setting a new Purchase Date and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The new Purchase Date selected by the Committee shall be before the date of the Company’s proposed dissolution or liquidation. Each Participant will be notified in writing, at least 10 business days prior to the new Purchase Date or such shorter period as the Committee may determine, that the Purchase Date for the Participant’s right to purchase Shares has been changed to the new Purchase Date and that the applicable number of Shares will automatically be purchased on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 9 hereof.
     (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another entity, unless provided otherwise by the Committee each outstanding right to purchase Shares shall be assumed, or an equivalent right to purchase shares substituted, by the successor or resulting entity or a parent or subsidiary of the such entity. In the event that the successor or resulting entity refuses to assume or substitute the right to purchase Shares or if so determined by the Committee, any Purchase Period then in progress shall be shortened by the Committee’s setting a new Purchase Date and any Purchase Period then in progress shall end on the new Purchase Date. The new Purchase Date selected by the Committee shall be before the effective date of such proposed sale, merger or consolidation. Each Participant will be notified in writing at least 10 business days prior to the new Purchase Date or such shorter period as the Committee may determine that the Purchase Date for the Participant’s right to purchase Shares has been changed to the new Purchase Date and that the applicable number of Shares will be purchased automatically on the new Purchase Date, unless prior to such date the Participant has withdrawn from the Plan as provided in Section 9 hereof.
Section 14
AMENDMENT OR TERMINATION OF THE PLAN
          The Board or the Committee, in its sole discretion, may suspend or terminate the Plan, or amend the Plan in any respect; provided, however, that the stockholders of the Company must approve any amendment to the extent required by Code Section 423 or the requirements of any stock exchange on which the Common Stock is listed.
          The Plan and all rights of Employees under the Plan will terminate: (a) immediately following the Purchase Date on which the number of Shares purchased on such date has been reduced pursuant to Section 8(a), unless otherwise determined by the Board, or (b) at any date at the discretion of the Board or the Committee. Upon termination of the Plan, each Participant will receive the balance in the Participant’s Payroll Deduction Account, without interest.

Section 15
REGULATORY AND TAX COMPLIANCE; LISTING OF SHARES
          The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may be required or desirable. The Plan is intended to comply with Rule 16b-3 under the U.S. Securities Exchange Act of 1934, as amended. Any provision inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.
          If at any time the Board or the Committee shall determine that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or reporting system or under any applicable law is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, no Shares will be sold, issued or delivered unless and until such listing, registration or qualification shall have been effected or obtained, or otherwise provided for.
Section 16
NON-U.S. JURISDICTIONS
          The Committee may, in its sole discretion, adopt such rules or procedures to accommodate the requirements of local laws of non-U.S. jurisdictions, including rules or procedures relating to the handling of payroll deductions, conversion of local currency, payroll taxes and withholding procedures, as the Committee in its sole discretion deems appropriate. The Committee may also adopt rules and procedures different from those set forth in the Plan applicable to Participants who are employed by specific Designated Subsidiaries or at certain non-U.S. locations that are not intended to be within the scope of Code Section 423, subject to the provisions of Section 12, and may where appropriate establish one or more sub-plans for this purpose.
Section 17
MISCELLANEOUS
     (a) Nontransferability. Except by the laws of descent and distribution, no benefit provided hereunder, including a right to purchase Shares, shall be subject to alienation, assignment, or transfer by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature, and any attempted alienation, assignment, attachment, or transfer shall be void and of no effect whatsoever and, upon any such attempt, the benefit shall terminate and be of no force or effect. During a Participant’s lifetime, rights granted to the Participant hereunder shall be exercisable only by the Participant. Shares of Common Stock shall be delivered only to the Participant or, in the event of his death, his properly designated beneficiary entitled to receive the same or, in the absence of such designation, to the executor, administrator or other legal representative of the Participant’s estate.

     (b) Tax Withholding. The Company or any Designated Subsidiary shall have the right to withhold from all payments hereunder any federal, state, local, or non-U.S. income, social insurance, or other taxes that it deems are required by law to be withheld with respect to such payments. If such withholding is insufficient to satisfy such Federal, state, local or non-U.S. taxes, the Participant shall be required to pay to the Company or Designated Subsidiary, as the case may be, such amount required to be withheld or make such other arrangements satisfactory to the Company or such Designated Subsidiary, as the Committee shall determine.
     (c) No Employment Right. Nothing contained in this Plan nor any action taken hereunder shall be construed as giving any right to any individual to be retained as an officer or Employee of the Company or any other employer or subsidiary or affiliate of the Company.
     (d) Equal Rights and Privileges. All eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and related regulations. Any provision of the Plan which is inconsistent with Section 423 or any successor provision of the Code shall without further act or amendment by the Company be reformed to comply with the requirements of Section 423.
     (e) No Rights as Shareholder. A Participant shall not be considered a shareholder with respect to Shares to be purchased until the Purchase Date. Thus, a Participant shall not have a right to any dividend or distribution on Shares subject to purchase during a Purchase Period.
     (f) Relationship to Other Benefits. It is not intended that any rights or benefits provided under this Plan be considered part of normal or expected compensation for purposes of calculating any severance, redundancy, termination indemnity, end of service awards, pension, retirement, profit sharing, or group insurance plan or similar benefits or payments. No payment under this Plan shall be taken into account in determining any benefits under any severance, termination, end of service awards, pension, retirement, profit sharing, or group insurance plan of the Company or any Designated Subsidiary or subsidiary or affiliate of the Company.
     (g) Expenses. The expenses of implementing and administering this Plan shall be borne by the Company. Any brokerage fees for the subsequent transfer or sale of Shares acquired under this Plan shall be paid by the Participant (or his beneficiary or estate, if applicable).
     (h) Titles and Headings. The titles and headings of the Sections and subsections in this Plan are for convenience of reference only, and in the event of any conflict, the text of this Plan, rather than such titles or headings, shall control.
     (i) Application of Funds. All funds received by the Company under the Plan shall constitute general funds of the Company.
     (j) Nonexclusivity of Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
     (k) Duration of Plan. Notwithstanding any provision in the Plan, no rights to purchase Shares shall be granted hereunder prior to the Effective Date. Following termination of the Plan in accordance with Section 14, the Plan shall remain in effect until all rights granted under the Plan prior to such termination have been exercised or expired, vested or forfeited, and/or otherwise satisfied.
     (l) Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.